EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 17, 2006, with respect to the consolidated financial statements and schedule of Paxson Communications Corporation, included in its Annual Report (Form 10-K) for the year ended December 31, 2005.

/s/ RACHLIN COHEN & HOLTZ LLP

West Palm Beach, Florida
August 18, 2006